Exhibit 99.1

NEWS RELEASE

CARBO Announces Carla S. Mashinski Elected to Board of Directors

HOUSTON, TX (January 24, 2019) – CARBO Ceramics Inc. (NYSE: CRR) today announced the Company's Board of Directors ("Board") has elected Carla S. Mashinski as an additional member of the Board.

Ms. Mashinski is serving as the Chief Financial and Administrative Officer of Cameron LNG, LLC – which owns a liquefied natural gas (LNG) facility in Hackberry, LA.  Prior to joining Cameron LNG in July 2015, she served as Chief Financial Officer and Vice President of Finance and Information Management of the North American operations of SASOL, an international integrated energy company.

Ms. Mashinski has been appointed to the Compensation, Audit and Nominating and Corporate Governance Committees of the Board.

"We are pleased with the addition of Carla to our Board and look forward to gaining the value of her experience in the energy industry," said Gary Kolstad, President and CEO. "She brings a wealth of expertise in global operational infrastructures, corporate finance and information management," concluded Mr. Kolstad.

Ms. Mashinski is a certified public accountant, certified management accountant and a certified project management professional.

Ms. Mashinski currently serves on the board of Unit Corporation (NYSE: UNT), a Tulsa, OK based, publicly held energy company engaged through its subsidiaries in oil and gas exploration and production, contract drilling and gas gathering and processing.

About CARBO

CARBO (NYSE: CRR) is a global technology company that provides products and services to the oil and gas and industrial markets to enhance value for its clients.  The Company has two reportable operating segments: 1) oilfield and industrial technologies and services and 2) environmental technologies and services.

CARBO Oilfield Technologies – is a leading provider of market-leading technologies to create engineered production enhancements solutions that help E&P operators to design, build and optimize the frac – increasing well production and estimated ultimate recovery, and lower finding and development cost per barrel of oil equivalent.

CARBO Industrial Technologies - is a leading provider of high-performance ceramic media and industrial technologies engineered to increase process efficiency, improve end-product quality and reduce operating cost. Our minerals processing and custom manufacturing services help bring new products to market faster and meet customer demands while minimizing investment.

CARBO Environmental Technologies – is a leading provider of spill prevention and containment solutions that provide the highest level of protection for clients’ assets and the environment in oil and gas and

CARBO Ceramics Inc.

Energy Center II, 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079  |  +1 281 921 6400  |   carboceramics.com

CARBO Announces Carla S. Mashinski Elected to Board of Directors

January 24, 2019

industrial applications. Our range of innovative products feature a proprietary polyurea coating technology that creates a seamless, impermeable, maintenance-free layer of protection.

For more information, please visit www.carboceramics.com.

Forward-Looking Statements

The statements in this news release that are not historical statements, including statements regarding our future financial and operating performance and liquidity and capital resources, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may”, “will”, “estimate”, “intend”, “continue”, “believe”, “expect”, “anticipate”, “should”, “could”, “potential”, “opportunity”, or other similar terminology.  All forward-looking statements are based on management’s current expectations and estimates, which involve risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements.  Among these factors are changes in overall economic conditions, changes in the demand for, or price of, oil and natural gas, changes in the cost of raw materials and natural gas used in manufacturing our products, risks related to our ability to access needed cash and capital, our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants, our ability to manage distribution costs effectively, changes in demand and prices charged for our products, risks of increased competition, technological, manufacturing and product development risks, our dependence on and loss of key customers and end users, changes in foreign and domestic government regulations, including environmental restrictions on operations and regulation of hydraulic fracturing, changes in foreign and domestic political and legislative risks, risks of war and international and domestic terrorism, risks associated with foreign operations and foreign currency exchange rates and controls, weather-related risks, risks associated with the successful implementation of our transformation strategy, and other risks and uncertainties.  Additional factors that could affect our future results or events are described from time to time in our reports filed with the Securities and Exchange Commission (the “SEC”).  Please see the discussion set forth under the caption “Risk Factors” in our most recent annual report on Form 10-K, and similar disclosures in subsequently filed reports with the SEC.  We assume no obligation to update forward-looking statements, except as required by law.

FOR MORE INFORMATION:

Investors:

Mark Thomas, Director, Investor Relations

+1 281-921-6400

Media:

Jamie Efurd, Marketing Director

+1 281-921-6400